Exhibit 17(b) - Proxy Card

                                  FORM OF PROXY

                                      FUND

                          (A SERIES OF QUALIVEST FUNDS)

                            OAKS, PENNSYLVANIA 19456

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF QUALIVEST FUNDS

            The undersigned hereby appoints Kathryn L. Stanton, Michael J. Radmer and Donna Rafa, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of _______________ Fund (the "Piper Fund"), held of record by the undersigned on _________________, 1998, at the Special Meeting of Shareholders of the Fund to be held on __________, 1998, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO RATIFY AND APPROVE AN INTERIM ADVISORY AGREEMENT between the Piper Fund, and Piper Capital Management Incorporated ("Piper Capital"), and the receipt of investment advisory fees by Piper Capital under such agreement.

                         [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

2. PROPOSAL TO RATIFY AND APPROVE AN INTERIM SUB-ADVISORY AGREEMENT between the Piper Capital Management Incorporated and the Sub-Adviser and the receipt of sub-advisory fees by the Sub-Adviser under such agreement.

                         [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION providing for the transfer of the assets and liabilities of the Piper Fund to Strategic Income Fund, a fund of First American Investment Funds, Inc. ("FAIF"), in exchange for Class A Shares of Strategic Income Fund.

                         [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

            In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS ABOVE. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

            PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR

OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED:                            , 1998
      ----------------------------


                                           -------------------------------------
                                                       Signature



                                           -------------------------------------
                                                 Signature if held jointly


  TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS
           PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE.